Exhibit 10.1

Second Amended And Restated Employment Agreement

        The Second Amended and Restated Employment Agreement (the “Agreement”), dated as of July 11, 2003 (the “Commencement Date”), by and between Camden Property Trust, a Texas real estate investment trust (the “Company”), and Richard J. Campo (the “Executive”).

        WHEREAS, the Executive and the Company deem it in their respective best interests to enter into an agreement for the Executive as the Chairman of the Board and Chief Executive Officer of the Company on the terms and subject to the conditions set forth herein; and

        WHEREAS this Agreement shall supersede and replace all prior employment agreements between the Company and the Executive, including, but not limited to the Employment Agreement dated July 22, 1996 (the “1996 Agreement”) and the Amended and Restated Employment Agreement dated August 7, 1998 (the “1998 Agreement” and, together with the 1996 Agreement, the “Prior Agreements”).

        NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

        1.        Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

                   (a)        “Business” shall mean the ownership, development, construction or management of multifamily apartment communities.

                   (b)        “Cause” shall mean any one or more of the following:

(i) the continued and intentional failure by the Executive to substantially perform his duties with the Company, other than any such failure resulting from the Executive's Disability; provided, however, that no termination of the Executive's employment shall be for Cause as set forth in this clause (i) until (x) there shall have been delivered to the Executive written notice setting forth that the Executive committed the conduct set forth in this clause (i) and specifying the particulars thereof in reasonable detail and (y) the Executive shall have been provided an opportunity to present his position to the Board, either in writing or person;

(ii) a breach by the Executive of his fiduciary duties under Texas law as an officer of the Company, or a material breach by the Executive of any rule, regulation, policy or procedure of the Company;

(iii) the Executive's excessive absenteeism not related to illness;

(iv) the Executive's conviction of or plea of nolo contendere to a felony or conviction of any other crime that incarcerates the Executive for a period of one year or longer; or

(v) the Executive's commission of a fraudulent act, embezzlement, theft or felony, in any case, whether or not involving the Company or the Executive's performance of his duties under this Agreement, that, in the reasonable opinion of the Board, renders the Executive's continued employment harmful to the Company.

        Notwithstanding the foregoing, no failure to perform by the Executive after a Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

                   (c)        “Change of Control” shall mean any one or more of the following:

(i) at any time during any 12-month period, the Trust Managers of the Company in office at the beginning of such period shall have ceased to constitute a majority of the Board without the approval of the nomination of such Trust Managers by a majority of the Board consisting of Trust Managers who were serving at the beginning of such period;

(ii) any person (as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries or any trustee, fiduciary or other person holding securities under any employee share ownership plan or any other employee benefit plan of the Company or any of its subsidiaries), together with its affiliates and associates (as such terms are defined in Rule 12b-2 under the Exchange Act) shall have become the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of securities representing 25% or more of the combined voting power of the Voting Shares;

(iii) the Company shall have filed a schedule, report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction;

(iv) a merger or consolidation of the Company shall have been consummated, other than (x) a merger or consolidation that would result in the Voting Shares outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the Voting Shares;

(v) any person, other than a subsidiary of the Company, shall have acquired more than 50% of the combined assets of the Company and its subsidiaries; or

(vi) the shareholders of the Company shall have approved the complete liquidation or dissolution of the Company.

                   (d)        “Confidential Information” shall mean all confidential information of the Company and/or its subsidiaries, excluding any information that is available in the public domain and including, by way of illustration, whether or not labeled or otherwise identified as “confidential,” the Company’s:

(i) "know-how," methods of business and operations;

(ii) property lists, prospective properties lists, and details of agreement with sellers;

(iii) acquisition, expansion, marketing, financial and other business strategies, information and plans;

(iv) research and development and data related thereto;

(v) compilations of data;

(vi) computer programs and/or records;

(vii) sources of supply;

(viii) confidential information developed by consultants and contractors;

(ix) purchasing, operating, and other costs data;

(x) employee information; and

(xi) manuals, memoranda, projections, minutes, plans, drawings, designs, formula books and specifications.

                   (e)        “Disability” shall mean the physical or mental incapacity of the Executive that, even with reasonable accommodation, has prevented the execution of the duties of his office, as outlined in Section 2, for three consecutive months or for more than 180 business days in the aggregate in any 18-month period and that, in either case, in the determination of the Board after consultation with a medical doctor licensed to practice in the State of Texas appointed by the Board and the Executive, may be expected to prevent the Executive for any period of time thereafter from devoting substantial time and energies to the duties of his office, as outlined in Section 2. The Executive agrees to submit to reasonable requests for medical examinations to determine whether a Disability exists.

                   (f)        “Employee Benefits” shall mean the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which the Executive is entitled to participate, including, without limitation, any share option, share purchase, share appreciation, dividend equivalent rights, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement, and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company, providing perquisites, benefits and service credit for benefits at least as great in the aggregate as are payable thereunder prior to a Termination Date or Change of Control Date, as the case may be.

                   (g)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

                   (h)        “Good Reason” shall mean any one or more of the following:

(i) a reduction by the Company without the Executive's consent in the Executive's position, duties, responsibilities or status with the Company that represents a substantial adverse change from his position, duties, responsibilities or status, or a removal of the Executive from or any failure to reelect the Executive to any of the positions referred to in Section 2, but specifically excluding any action in connection with the termination of the Executive's employment for death, Disability, Cause or as a result of a Change of Control or by the Executive for normal retirement;

(ii) a reduction by the Company without the Executive's consent of the Base Salary;

(iii) a relocation of the Executive by the Company without the Executive's consent to a location more than 50 miles from the Houston metropolitan area, other than for travel reasonably required in the performance of the Executive's responsibilities;

(iv) any material breach by the Company of any provision of this Agreement or any other agreement between the Company or any of its subsidiaries and the Executive that, in any case, is not cured within 30 days of written notice to the Company of such breach;

(v) the insolvency of or the filing (by any party, including the Company but excluding the Executive) of a petition for bankruptcy of the Company, which petition is not dismissed within 60 days; or

(vi) the failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

                   (i)        “Gross Income” shall mean, collectively, the Base Salary, the Annual Incentive Compensation, the Long-Term Incentive Compensation and any other compensation and benefits received by the Executive from the Company, including, but not limited to, annual bonus amounts, deferred compensation amounts and the value, determined by the Board in good faith, of share options, restricted share grants, dividend equivalent rights and similar awards granted to the Executive (assuming for purposes of such calculation that all grants have vested), but excluding untaxed fringe benefits. For purposes of making the calculation of share options, restricted share grants, dividend equivalent rights and similar awards, the Board shall make such calculation and shall use the Black-Scholes pricing model for its calculation; provided, however, that if the Black-Scholes pricing model cannot be used to value the types of benefits being valued, the Board shall use any other reasonable method of calculation based upon the recommendation of the Company’s independent compensation consultant (or if there is none, an independent compensation consultant retained by the Board for such purpose).

                   (j)        “Severance Period” shall mean the period of time commencing on the Change of Control Date or the Termination Date, as the case may be, and ending on the first anniversary thereof.

                   (k)        “Termination Date” shall mean (i) in the case of the Executive’s death, his date of death, (ii) in the case of a termination by the Executive for Good Reason, the last day of his employment, and (iii) in all other cases, the date specified in the Notice of Termination (as defined below) or, if no Notice of Termination is sent, the last day of his employment; provided, however, that if the Executive’s employment is terminated by the Company due to Disability, the date specified in the Notice of Termination shall by the 30th day after receipt of the Notice of Termination by the Executive, provided that the Executive shall not have returned to the full-time performance of his duties within 30 days after such receipt.

                   (l)        “Territories” shall mean those metropolitan areas in which the Company owns properties or otherwise is engaged in the Business as of, or has specific plans to acquire or develop properties during the six months following, the Termination Date or Change of Control date, as applicable, and all outlying areas located within a 30-mile radius of each such metropolitan area.

                   (m)        “Voting Shares” shall mean the securities of the Company entitled to vote generally in the election of Trust Managers of the Company.

        2.        Employment and Duties.

                   (a)        Employment. Pursuant to the term and subject to the conditions of this Agreement, the Company agrees to employ the Executive during the Employment Term (as defined below) as Chairman of the Board and Chief Executive Officer of the Company, and the Executive accepts such employment.

                   (b)        Duties. During the Employment Term, the Executive will perform the duties normally associated with the office set forth in Section 2(a) under the control and at the direction of the Board of Trust Managers of the Company (the “Board”) and other such duties as may, from time to time, reasonably be assigned to him by the Board that are consistent with such position. During the Employment Term, the Executive may also be required to perform services for one or more affiliates of the Company. During the Employment Term, the Executive shall be located in or about Houston, Texas and shall travel to such geographical locations as may be appropriate from time to time to carry out the duties of the office as outlined in this Section 2.

                   (c)        Scope of Employment. During the Employment Term, the Executive will devote substantially all of his business time, skill, energy and knowledge to the business and affairs of the Company, and will faithfully and diligently endeavor to the best of his ability to further the best interests of the Company. Notwithstanding the foregoing, during the Employment Term, the Executive may serve on civic or charitable boards and may serve as an officer, director, shareholder, or limited partner in any business venture so long as such activities do not materially interfere with the performance of the Executive’s duties under this Agreement and do not compete with the Business.

        3.        Employment Term. The term of employment shall begin on the Commencement Date. Unless earlier terminated pursuant to Section 4, this Agreement will expire on July 22, 2003 (the “Expiration Date”); provided, however, that on each anniversary of the Expiration Date, the Expiration Date shall automatically be extended by one additional year so that as a result of such extension the then remaining term of employment will be one year. The Commencement Date through and including the Expiration Date (as so extended) is hereinafter referred to as the “Employment Term.”

        4.        Termination.

                   (a)        Board Resignations. Upon any termination hereunder, the Employment Term shall expire and the Executive shall promptly submit his resignation from the Board of Trust Managers of the Company and all Boards of Directors of subsidiaries of the Company upon which the Executive is then serving.

                   (b)        Death. The Executive’s employment will terminate automatically upon the Executive’s death.

                   (c)        Disability. Upon the good faith determination by the Company that the Disability of the Executive has occurred, the Company may terminate the Executive’s employment under this Agreement by notice pursuant to Section 4(f). During the period of incapacitation, the salary otherwise payable to the Executive may, at the absolute discretion of the Board, be reduced by the amount of any disability benefits or payments received by the Executive, excluding health insurance benefits or other reimbursement of medical expenses for the Executive.

                   (d)        By the Company. The Company may terminate the Executive’s employment under this Agreement for Cause, or without Cause, by notice pursuant to Section 4(f), subject to the severance obligations set forth in Section 8.

                   (e)        By the Executive. The Executive may terminate his employment under this Agreement for Good Reason, or without Good Reason, by notice pursuant to Section 4(f).

                   (f)        Notice of Termination. Any termination of the Executive’s employment by the Company or by the Executive (other than a termination upon the Executive’s death, which does not require notice) must be communicated by written notice (the “Notice of Termination”) to the other party given in accordance with the notice provisions of this Agreement. The Notice of Termination must (i) indicate the specific termination provision of this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provisions so indicated and (iii) if the Termination Date is other than the date of receipt of such Notice of Termination, specify the Termination Date (which date shall be not more than 30 days after the date of giving of such Notice of Termination). The failure by the Company or the Executive to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of the basis for termination will not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder.

        5.        Compensation. During the Employment Term, for all services rendered by the Executive to the Company, the Company shall pay to the Executive:

                   (a)        Base Salary. For services rendered, the Company shall pay the Executive a salary of $422,000 per calendar year (such annual salary, as adjusted from time to time pursuant to this Section 5(a), the “Base Salary”), payable in arrears bi-weekly as the Board may elect from time to time during the Employment Term. The Board shall conduct an annual review of the Executive’s Base Salary. The Executive shall be entitled to receive increases in the Base Salary, if any, that may be determined by the Board or an authorized committee thereof in its sole discretion. Any increases to the Base Salary shall be effective January 1 for each calendar year of the Employment Term. In no event shall the Executive’s Base Salary be reduced without the Executive’s consent, except as provided in Section 4(c).

                   (b)        Annual Incentive Compensation. In further consideration of the Executive’s service, the Executive shall be eligible to receive annual incentive compensation awards (“Annual Incentive Compensation”) as determined by the Board or an authorized committee thereof in its sole discretion.

                   (c)        Long-Term Incentive Compensation. In further consideration of the Executive’s service, the Executive shall be eligible to receive long-term incentive compensation awards (“Long-Term Incentive Compensation”) as determined by the Board or an authorized committee thereof in its sole discretion.

                   (d)        Taxes. All compensation paid to the Executive shall be subject to applicable employment, payroll and withholding taxes, including taxes resulting from a determination that any portion of any benefits supplied to the Executive may be reimbursing personal as well as business expenses.

        6.        Employee Benefits.

                   (a)        Benefits. The Executive shall receive group health/dental insurance, life insurance, disability insurance and other similar benefits available to the Company’s employees. Benefits may be changed, modified or revoked at the sole discretion of the Company. The Executive shall not be deemed to have a vested interest in any of the Company’s plans or programs. The Executive may receive benefits not generally provided to Company employees from time to time at the sole discretion of the Board or an authorized committee thereof.

                   (b)        Vacation. The Executive is entitled to receive 20 business days paid vacation annually for each calendar year of the Employment Term. Such vacation shall be taken at such times that are consistent with the reasonable business needs of the Company. All vacation shall be subject to the policies and procedures of the Company.

                   (c)        Fringe Benefits. The Executive shall receive fringe benefits as such benefits may exist from time to time at the sole discretion of the Board or any committee thereof.

        7.        Business Expenses. The Executive is authorized to incur reasonable, ordinary and necessary business expenses in the performance of the duties outlined above during the Employment Term in accordance with policies established by the Company. The Executive shall account to the Company for all such expenses. The Company shall reimburse the Executive or pay the expenses in accordance with the policies established by the Company.

        8.        Compensation Upon Termination or Change of Control. In all events, the Company will pay to the Executive all Base Salary and benefits accrued to the Executive through and including the Termination Date. Additionally, the Executive shall be entitled to receive the “threshold” bonus (as set forth in the most recent compensation study obtained by the Board of Trust Managers of the Company or the compensation committee thereof) for the contract year during which the termination occurs, prorated through and including the date of termination.

                   (a)        Termination Without Cause, For Good Reason or Upon a Change of Control. Upon (i) the occurrence the first event constituting a Change of Control (the “Change of Control Date”) or (ii) if the Executive’s employment is terminated (x) by the Company without Cause, (y) by reason of death or Disability or (z) by the Executive for Good Reason (any event specified in the foregoing clauses (i) or (ii), a “Severance Event”), the Company shall pay or provide to the Executive the following:

(i) The Company shall pay to the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date or the Change of Control Date, as the case may be, an amount in cash (the "Severance Benefit") equal to 2.99 times the greater of (A) the Gross Income that would be payable in the taxable year in which the Change of Control Date or the Termination Date, as the case may be, occurs or (B) the average Gross Income that was earned by the Executive in the three most recent taxable years that ended before the Change of Control Date or Termination Date, as the case may be (in each case determined without regard of any reduction thereof constituting Good Reason).

(ii) During the Severance Period, the Company will provide or arrange to provide the Executive with Employee Benefits that are welfare benefits (but not share options, share purchase, share appreciation, dividend equivalent rights or similar compensatory benefits) substantially similar to those that the Executive was receiving or entitled to receive immediately prior to the Change of Control Date or the Termination Date, as the case may be. The Severance Period will be considered service with the Company for the purpose of determining service credits and benefits due and payable to the Executive under the Company's retirement income, supplemental executive retirement, and other benefit plans applicable to the Executive, the Executive's dependents or the Executive's beneficiaries immediately prior to the Change of Control Date or the Termination Date, as the case may be. If and to the extent that any benefit described in the immediately preceding sentence is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company, then the Company will itself pay or provide for the payment of such Employee Benefits to the Executive, and, if applicable, the Executive's dependents and beneficiaries. Employee Benefits otherwise receivable by the Executive pursuant to this Section 8(a)(ii) will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Severance Period.

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(iii) Vesting of benefits shall be treated as described in Section 8(e)(i).

                   (b)        Termination By Reason of Death. If the Employment Term is terminated by reason of Death, the Company shall pay to the Executive’s estate as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date an amount in cash equal to the Severance Benefit. Vesting of benefits shall be treated as described in Section 8(e)(i).

                   (c)        Termination By Reason of Disability. If the Employment Term is terminated by reason of Disability, the Company shall pay to the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date an amount in cash equal to the Severance Benefit. Vesting of benefits shall be treated as described in Section 8(e)(i). The Executive shall continue to receive, so long as the Disability continues, all benefits provided under any long-term disability program(s) of the Company in effect at the time of such termination, subject to the terms and conditions of any such program(s), as may be amended, changed, modified or terminated for all employees of the Company.

                   (d)        Payment of the Severance Benefit. The Company shall pay the Severance Benefit to the Executive in a single lump sum in immediately available funds, in United States Dollars, within five business days after the Change of Control Date or the Termination Date, as applicable.

                   (e)        Treatment of Award Grants.

(i) Vesting of Benefits. Notwithstanding any other provision of this Agreement, the Company's employee benefit plans, any agreement entered into under such plans, or any retirement, pension, profit sharing or other similar plan (collectively, the "Plans"), upon the occurrence of a Severance Event, all deferred or unvested portions of any award made to the Executive under any of the Plans shall automatically become fully vested as of the Termination Date or the Change of Control Date, as the case may be, and shall be in effect and redeemable by or payable to the Executive, or the Executive's designated beneficiary or estate, on the same conditions (other than vesting) as would have applied had the Severance Event not occurred.

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(ii) Clarification Regarding Treatment of Award Grants. The Plans may contain language regarding the effects of certain changes of control of the Company or certain terminations of the Executive's employment. Notwithstanding such language in the Plans, for so long as this Agreement is in effect, the Company will be obligated, if the terms of this Agreement are more favorable in this regard than the terms of the Plans, to take the actions required under Section 8(e)(i) upon the happening of the circumstances described therein. Notwithstanding the definition of "Change of Control," "Cause" or any other term relating to the vesting or exercise of awards made under any Plan that may appear in such Plan, for so long as this Agreement is in effect, the definitions and other provisions set forth in this Agreement relating thereto shall control and be binding on the Company and its affiliates.

(f) Additional Payments.

(i) Notwithstanding anything in this Agreement to the contrary, in the event it is determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, Plan, program or arrangement, including without limitation any share option, share appreciation right, dividend equivalent right, restricted shares of similar right, the lapse or termination of any restriction on or the vesting or exerciseability of any of the foregoing (any such payment or distribution, a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto), by reason of being considered an "excess parachute payment," within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments from the Company (collectively, a "Gross-Up Payment"); provided, however, that no Gross-up Payment will be made with respect to the Excise Tax, if any, attributable to (A) any incentive stock option ("ISO") granted prior to the execution of the 1998 Agreement or (B) any share appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (A) of this sentence. The Gross-Up Payment will be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive will have received an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

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(ii) Subject to the provisions of Section 8(f)(vi), all determinations required to be made under this Section 8(f), including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, if any, will be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Executive in the Executive's sole discretion The Executive will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within 30 calendar days after the Executive's termination date, and any such other time or times as may be requested by the Company of the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company will pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it will, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 8(f)(vi) and the Executive thereafter is required to make a payment of any Excise Tax, the Executive will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

(iii) The Company and the Executive will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation of and issuance of the determinations and calculations contemplated by Section 8(f)(ii). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and the Executive.

(iv) The federal, state and local income or other tax returns filed by the Executive will by prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive will make proper payment of the amount of any Excise Payment and, at the request of the Company, provide to the Company true and correct copies (with any amendments) of the Executive's federal tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive will within five business days pay to the Company the amount of such reduction.

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(v) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated herein will be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company will reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of the Executive's payment thereof.

(vi) The Executive will notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive will further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive will not pay such claim prior to the earlier of (x) the expiration if the 30-calendar day period following the date on which the Executive gives such notice to the Company and (y) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive will:

(A) (B) (C) (D)	provide the Company with any written records or documents in the Executive's possession relating to such claim reasonably requested by the Company;

take such action in connection with contesting such claim as the Company may reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

cooperate with the Company in good faith in order effectively to contest such claim; and

permit the Company to participate in any proceedings relating to such claims;

provided, however, that the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 8(f), the Company will control all proceedings taken in connection with the contest of any claim contemplated by this Section 8(f)(vi) and, at

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its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at the Executive's own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive will prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Company may determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company will advance the amount of such payment to the Executive on an interest-free basis and will indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount if claimed to be due is limited solely to such contested amount. The Company's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(vii) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(f)(vi), the Executive receives any refund with respect to such claim, the Executive will (subject to the Company's complying with the requirements of Section 8(f)(vi)) pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto) within 30 calendar days after such receipt and the Company's satisfaction of all accrued obligations under this Agreement. If, after the receipt by the Executive of any amount advanced by the Company pursuant to Section 8(f)(vi), a determination is made that the Executive will not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such determination prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of any such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Section 8(f).

                   (g)        Nature of Payments. The amounts due under this Section 8 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty. Such amounts are in full satisfaction of all claims that the Executive may have in respect of his employment by the Company or its affiliates and are provided as the sole and exclusive benefits to be provided to the Executive, his estate or his beneficiaries in respect of his termination of Employment from the Company. Notwithstanding any other provisions herein, it shall be a condition precedent to the Company making any payments pursuant to this Section 8 that the Executive has executed and delivered to the Company the release contemplated pursuant to Section 12.

                   (h)        No Mitigation or Set-Off. Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment. There will be no right of set-off or counterclaim in respect of any claim, debt of obligation against any payment to or benefit for the Executive provided for in this Agreement, except as expressly provided herein.

        9.        Confidentiality and Non-Competition.

                   (a)        Confidentiality.

(i) During the Employment Term the Company agrees to provide the Executive with access to Confidential Information.

(ii) The Executive acknowledges that the Confidential Information is valuable and proprietary to the Company or to third parties that have entrusted the Company and/or its subsidiaries with such Confidential Information The Executive agrees, except as required for the Executive to fulfill his duties hereunder, the Executive shall not use, publish, disseminate or otherwise disclose any Confidential Information, no matter when learned or accessed, without the prior written consent of the Company.

(iii) All Confidential Information shall be exclusive property of the Company and the Executive shall have no rights in or to the Confidential Information upon any termination of this Agreement or his employment with the Company. Upon the termination of the Executive's employment, the Executive shall immediately deliver to the Company all plans, designs, drawings, specifications, listings, manuals, records, notebooks and similar repositories of or documents containing Confidential Information, including all copies, then in the Executive's possession or control, whether prepared by the Executive or others. Upon such termination the Executive shall retain no copies of any such documents.

(iv) The provisions of this Section 9(a) shall survive the termination of this Agreement indefinitely.

(b) Restriction on Competitive Employment.

(i) In consideration of the numerous mutual promises contained in this Agreement, including, without limitation, those involving the Confidential Information, compensation, termination and arbitration, and in order to protect the Confidential Information and to reduce the likelihood of irreparable damage that would occur in the event such information is provided to or used by a competitor of the Company, during the Employment Term and, for a period of 12 months following the Termination Date in the case of a (x) termination by the Company for Cause, (y) a termination due to Disability or (z) a termination by the Executive other than for Good Reason (the "Non-Competition Period"), absent the Company's prior written approval, the Executive shall not, as an owner, part-owner, shareholder, partner, director, trust manager, trustee, principal, agent, employee, consultant, member, contractor or otherwise, within the Territories, directly or indirectly engage or participate in activities relating to, or render services to or invest in any firm or business engaged or about to become engaged in, the Business.

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(ii) Notwithstanding the foregoing, the Executive may make passive investments in an enterprise engaged in the Business the shares of ownership of which are publicly traded if the Executive's investment constitutes less than 2% of the total equity of such enterprise.

(iii) If, during any period within the Non-Competition Period, the Executive is not in compliance with the terms of this Section 9(b), the Company shall be entitled to, among other remedies, compliance by the Executive with the terms of this Section 9(b) for an additional period equal to the period of such noncompliance. For purposes of this Agreement, the term "Non-Competition Period" shall also include this additional period. The Executive hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 9(b) are reasonable and are no broader than are necessary to protect the legitimate business interests of the Company.

(iv) The provisions of this Section 9(b) shall survive the termination of the Executive's employment for the duration of the Non-Competition Period.

(v) The Company and the Executive agree and stipulate that the agreements and covenants not to compete contained in this Section 9(b) are fair and reasonable in light of all of the facts and circumstances of the relationship between the Executive and the Company; however, the Executive and the Company are aware that in certain circumstances courts have refused to enforce certain terms of agreements not to compete. Therefore, in furtherance of, and not in derogation of the provisions of this Section 9(b), the Company and the Executive agree that in the event a court should decline to enforce any provision of this Section 9(b), that this Section 9(b) shall be deemed to be modified or reformed to restrict the Executive's competition with the Company or its affiliates to the maximum extent, as to time, geography and business scope, that the court shall find enforceable; provided, however, in no event shall the provisions of this Section 9(b) be deemed to be more restrictive to the Executive than those contained herein.

                   (c)        Inducement/Enticement. In order to prevent the Executive from violating the provisions of Section 9(b), during the Employment Term and, in the case of (x) a termination by the Company for Cause, (y) a termination due to Disability or (z) a termination by the Executive other than for Good Reason, during the Non-Competition Period, the Executive shall not, directly or indirectly:

(i) induce, or attempt to induce, any employees or agents of, or consultants of or to, the Company or any subsidiary of the Company to do anything from which the Executive is restricted by reason of Sections 9(a) or (b); or

(ii) offer or aid others to offer employment to or recruit or solicit anyone who is an employee or agent of, or consultant of or to, the Company or a subsidiary of the Company at the time of termination of the Executive, unless such person's employment was terminated by the Company or any such subsidiary.

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In the case of (x) a termination by the Company for Cause, (y) a termination due to Disability or (z) a termination by the Executive other than for Good Reason, the provisions of this Section 9(c) shall survive the termination of the Executive's employment for the duration of the Non-Competition Period.

                   (d)        Injunctive Relief. The Executive acknowledges that a breach of any of the agreements contained in this Section 9 will give rise to irreparable injury to the Company, inadequately compensable in damages. Accordingly, the Company shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of the provisions of this Section 9 and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other legal or equitable remedies that may be available. The Executive further acknowledges and agrees that in the event of the termination of this Agreement, his experience and capabilities are such that he can obtain employment in business activities that are of a different or noncompeting nature with his activities as an employee of the Company and that the enforcement of a remedy hereunder by way of injunction shall not prevent the Executive from earning a reasonable livelihood. The Executive further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company’s legitimate business interests and are reasonable in scope and content. The Executive also acknowledges that the Company would not enter into this Agreement or agree to provide him with access to its Confidential Information without the Executive’s promises contained in this Section 9.

        10.      Remedies for the Company. The termination of this Agreement by the Company for Cause shall not be deemed to be a waiver by the Company of any breach by the Executive of this Agreement or any other obligation owed the Company, and, notwithstanding such a termination, the Executive shall be liable for all damages attributable to such a breach.

        11.      Remedies for the Executive.

                   (a)        The termination of this Agreement by the Executive for Good Reason shall not be deemed to be a waiver by the Executive of any breach by the Company of this Agreement or any other obligation owed the Executive, and, notwithstanding such a termination, the Company shall be liable for all damages attributable to such a breach.

                   (b)        In the event that the Executive is terminated for Cause and it is ultimately determined that the Company lacked Cause, (i) the termination shall be treated as a termination other than for Cause, (ii) the Executive shall have the right to seek remedy for a breach of this Agreement by the Company, including, but not limited to, any other such damages as may be suffered and/or incurred by the Executive, the Executive’s costs incurred during the dispute and reasonable attorneys’ fees in connection with such dispute, and (iii) the Executive shall receive all Severance Benefits with interest of 8% annually on all payments considered past due from the date on which such payment would have been made.

        12.      Full Satisfaction; Waiver and Release. As a condition to receiving the payments and benefits described in Section 8, the Executive shall execute a document in form reasonably acceptable to the Executive and the Company, releasing and waiving any and all claims, causes of actions and the like against the Company and its successors, subsidiaries, affiliates, shareholders, officers, trust managers, agents and employees, regarding all matters relating to the Executive’s service as an employee of the Company, its subsidiaries or any of their affiliates and the termination of such relationship. Such claims include, without limitation, any claims arising under Age Discrimination in Employment Act of 1967, as amended (the “ADEA”); Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Equal Pay Act of 1962; the American Disabilities Act of 1990; the Family Medical Leave Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; or any other federal, state or local statute or ordinance, but exclude any claims that arise out of an asserted breach of the terms of this Agreement and any benefits payable to the Executive under the Company’s benefit plans, practices and programs in which he participates.

        13.      No Waiver. No waiver or non-action by either party with respect to any breach by the other party of any provision of this Agreement, nor the waiver or non-action with respect to the provisions of any similar agreement with other employees or the breach thereof, shall be deemed or construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

        14.      Invalid Provisions. Should any portion of this Agreement be adjusted or held invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable, or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

        15.      Successor and Assigns. Neither the Executive nor the Company may assign its rights, duties, or obligations hereunder without consent of the other.

        16.      Survival. The provisions of Sections 9 and 22 of this Agreement shall survive the Executive’s termination of employment. Other provisions of this Agreement shall survive any termination of the Executive’s employment to the extent necessary to ensure the preservation of each party’s respective rights and obligations.

        17.      Prior Agreements. This Agreement incorporates the entire agreement between both parties with respect to the subject matter hereof and supersedes the Prior Agreements and all other prior agreements, documents or other instruments with respect to the matters covered herein.

        18.      Governing Law. This Agreement shall be governed by, and interpreted in accordance with the provisions of, the law of the State of Texas, without reference to provisions that refer a matter to the law of any other jurisdiction. Each party hereto hereby irrevocably submits itself to the non-exclusive personal jurisdiction of the Federal and State courts sitting in Texas.

        19.      No Oral Modifications. This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by both parties, and, in the case of the Company, by a person designated by the Board or any committee thereof. Without limiting the foregoing, any change or changes, from time to time, in the Executive’s salary or duties or both shall not be, nor be deemed to be, a change, termination or waiver of this Agreement or of any of the provisions herein contained.

        20.      Notices. All notices and other communications required or permitted hereunder shall be made in writing, and shall be deemed properly given if delivered personally, mailed by certified mail, postage prepaid and return receipt requested, sent by facsimile, or sent by Express Mail or Federal Express or other nationally recognized express delivery service, as follows:

If to the Company or the Board:

Camden Property Trust
Three Greenway Plaza, Suite 1300
Houston, TX 77046
Attention: Board of Trust Managers

If to the Executive:

Richard J. Campo
Three Greenway Plaza, Suite 1300
Houston, TX 77046

Notice given by hand, Express Mail, Federal Express, or other such express delivery service shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon actual receipt of received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices sent by facsimile transmission shall be confirmed promptly after transmission in writing by certified mail or personal delivery.

Any party may change any address to which notice shall be given to it by giving notice as provided above of such change in address.

        21.      Executive’s Representation and Warranties. The Executive represents and warrants that he is legally free to make and perform this Agreement, that he has no obligation to any other person or entity that would affect or conflict with any of his obligations hereunder, and that the complete performance of his obligations hereunder will not violate any law, regulation, order, or decree of any governmental or jurisdictional body or contract by which he is bound.

        22.      Expenses; Security. It is the intent of the Company that the Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of the Executive’s rights to compensation upon a Change of Control by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare the agreement to pay the Executive compensation upon a Change of Control void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive’s choice, at the expense of the Company as hereinafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Trust Manager, officer, shareholder, or other person affiliated with the Company, in any court having jurisdiction over the subject matter and the parties. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive’s entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship will exist between the Executive and such counsel. Without regard to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by the Executive in connection with any of the foregoing and shall advance to the Executive, within five days of presentation of an itemized request for reimbursement, all of the Executive’s legal fees and expenses incurred in connection therewith, regardless of the forum in which such proceeding was commenced.

        23.      Entire Agreement. The parties expressly agree that this Agreement is contractual in nature and not a mere recital, and that it contains all the terms and conditions of the agreement between the parties with respect to the matters set forth herein. All prior negotiations, agreements, arrangements, understandings and statements between the parties relating to the matters set forth herein that have occurred at any time or contemporaneously with the execution of this Agreement (including, but not limited to, the Prior Agreements) are superseded and merged into this completely integrated Agreement. The Recitals set forth above shall be deemed to be part of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CAMDEN PROPERTY TRUST By: ______/s/ Richard J. Campo_________ D. Keith Oden President and Chief Operating Officer EXECUTIVE ___/s/Richard J. Campo_________________ Richard J. Campo